As filed with the Securities and Exchange Commission on May 17, 2024
Registration No. 333-181107
Registration No. 333-150704
Registration No. 333-102602
Registration No. 333-97745
Registration No. 333-90764
Registration No. 333-38608
Registration No. 333-94329
Registration No. 333-181108
Registration No. 333-115905
Registration No. 333-94331
Registration No. 333-17793
Registration No. 333-39731
Registration No. 333-39735
Registration No. 033-62913
Registration No. 033-55065

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (333-181107)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (333-150704)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (333-102602)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (333-97745)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (333-90764)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (333-38608)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (333-94329)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (333-181108)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (333-115905)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (333-94331)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (333-17793)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (333-39731)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (333-39735)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (033-62913)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (033-55065)
UNDER
THE SECURITIES ACT OF 1933

Labcorp Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	99-2588107
(State or other jurisdiction of incorporation or Organization)	(I.R.S. Employer Identification No.)

358 South Main Street, Burlington, North Carolina	27215
(Address of Principal Executive Offices)	(Zip Code)

Laboratory Corporation of America Holdings 2012 Omnibus Incentive Plan
Laboratory Corporation of America Holdings 2008 Stock Incentive Plan
DIANON Systems, Inc. 2001 Stock Incentive Plan
DIANON Systems, Inc. 2000 Stock Incentive Plan
DIANON Systems, Inc. 1999 Stock Incentive Plan
DIANON Systems, Inc. 1996 Stock Incentive Plan
Dynacare Inc. Amended and Restated Employee Stock Option Plan
Laboratory Corporation of America Holdings 2000 Stock Incentive Plan
Laboratory Corporation of America Holdings Amended and Restated 1999 Stock Incentive Plan
Laboratory Corporation of America Holdings 1997 Employee Stock Purchase Plan
Laboratory Corporation of America Holdings 1997 Stock Option Plan
Laboratory Corporation of America Holdings 1995 Stock Plan for Non-Employee Directors
Laboratory Corporation of America Holdings 1994 Stock Option Plan
(Full titles of the plans)

Sandra D. van der Vaart
Executive Vice President, Chief Legal Officer
Labcorp Holdings Inc.
358 South Main Street
Burlington, North Carolina 27215
(Name and address of agent for service)
(336) 229-1127
(Telephone number, including area code, of agent for service)
Copies to:
William I. Intner
Hogan Lovells US LLP
100 International Drive, Suite 2000
Baltimore, Maryland 21202
(410) 659-2700
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES
These Post-Effective Amendments (the “Post-Effective Amendments”) relate to the Registration Statements on Form S-8 listed below (collectively, the “Registration Statements”) filed with the Securities and Exchange Commission by Laboratory Corporation of America Holdings (“Labcorp”) and are being filed to deregister all securities that were registered for issuance on the Registration Statements and remain unissued or unsold thereunder.
•Registration Statement on Form S-8 (File No. 333-181107) filed May 2, 2012 (the “2012 Omnibus Incentive Plan”);
•Registration Statement on Form S-8 (File No. 333-150704) filed May 7, 2008 (the “2008 Stock Incentive Plan”);
•Registration Statement on Form S-8 (File No. 333-102602) filed January 21, 2003 (the “DIANON Plans”);
•Registration Statement on Form S-8 (File No. 333-97745) filed August 7, 2002 (the “Dynacare ESPP”);

•Registration Statements on Form S-8 (File Nos. 333-90764 and 333-38608) filed June 19, 2002 and June 5, 2000, respectively (collectively, the “2000 Stock Incentive Plan”);
•Registration Statement on Form S-8 (File No. 333-94329) filed January 10, 2000 (the “1999 Stock Incentive Plan”);
•Registration Statements on Form S-8 (File Nos. 333-181108, 333-115905, 333-94331 and 333-17793) filed May 2, 2012, May 26, 2004, January 10, 2000 and December 13, 1996, respectively (collectively, the “1997 ESPP”);
•Registration Statement on Form S-8 (File No. 333-39731) filed November 7, 1997 (the “1997 Stock Option Plan”);
•Registration Statements on Form S-8 (File Nos. 333-39735 and 033-62913) filed November 7, 1997 and September 26, 1995, respectively (collectively, the “1995 Non-Employee Director Stock Plan”); and
•Registration Statement on Form S-8 (File No. 033-55065) filed August 12, 1994 (the “1994 Stock Option Plan”, and together with the 2012 Omnibus Incentive Plan, the 2008 Stock Incentive Plan, the DIANON Plans, the Dynacare ESPP, the 2000 Stock Incentive Plan, the 1999 Stock Incentive Plan, the 1997 ESPP, the 1997 Stock Option Plan and the 1995 Non-Employee Director Stock Plan, the “Plans”).
Labcorp is no longer offering its securities under the Plans. Thus, in accordance with an undertaking made by Labcorp in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, Labcorp hereby removes from registration all of the securities registered under the Registration Statements which remain unissued or unsold pursuant to the Plans as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these Post-Effective Amendments to the Registration Statements on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of North Carolina, on May 17, 2024.

LABCORP HOLDINGS INC.

By:	/s/ Sandra D. van der Vaart
Sandra D. van der Vaart
Executive Vice President, Chief Legal Officer and Secretary

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.